Exhibit 10.1
WAIVER AND AMENDMENT TO TRANSITION AND SUCCESSION AGREEMENT
AND CONSULTING AGREEMENT

This WAIVER AND AMENDMENT TO TRANSITION AND SUCCESSION
AGREEMENT AND CONSULTING AGREEMENT (this “Waiver and Amendment”) is made and entered into as of October 6, 2021, by and among Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), and Randy Buffington (“Buffington” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the parties have entered into that certain Transition and Succession Agreement dated July 1, 2020 (the “Transition Agreement”), that certain Consulting Agreement dated July 1, 2020 (the “Consulting Agreement”) and that certain Restricted Stock Unit Agreement dated July 1, 2020;

WHEREAS, Buffington entered into that certain Employee Nondisclosure, Noncompetition, Nonsolicitation and Inventions Agreement with Hycroft Mining Corporation, dated October 19, 2015, (the “ENNNI Agreement”), which ENNNI Agreement was assigned to and assumed by the Company and amended by the Transition Agreement;

WHEREAS, following Buffington’s resignation and termination of his employment, Buffington commenced to receive (i) salary continuation payments, based upon his annual salary of $525,000 under the Transition Agreement, payable for a period of 24 months (“Salary Continuation Payments”) under Section 4(a) of the Transition Agreement pursuant to and subject to the conditions set forth in the Employment Agreement and subject to Buffington’s performance of his obligations pursuant to the Transition Agreement, and (ii) commenced to receive payments for Consulting Services under Section 4(c) of the Transition Agreement and Section 4 of the Consulting Agreement at a rate of $25,000 per month during each month of the Consulting Period under the Consulting Agreement;

WHEREAS, as of the date hereof, Salary Continuation Payments in the aggregate amount of $437,500 remain unpaid and owing under the terms of the Transition Agreement (the “Remaining Salary Continuation Payments”) and payments for Consulting Services in the aggregate amount of $225,000 remain unpaid and owing under the terms of the Consulting Agreement (the “Remaining Consulting Services Payments” and together with the Remaining Salary Continuation Payments, collectively referred to as the “Remaining Cash Payments”);

WHEREAS, the parties desire to waive the restrictive covenant of non-competition set forth in Section 8 of the ENNNI Agreement, as such section was amended by Section 7 of the Transition Agreement (the “Waiver”), and to terminate all Remaining Cash Payments in consideration and exchange for the issuance of an aggregate of up to 275,000 shares of Company common stock, par value $0.0001 per share (the “Common Stock”) in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), with (i) 137,500 shares of Common Stock issued within two business days following the date of this Waiver and

Amendment, and (ii) subject to your performance of your obligations pursuant to the Transition Agreement, the Consulting Agreement, the ENNNI Agreement, each as hereby amended, and this Waiver and Amendment, the remaining 137,500 shares of Common Stock to be issued on June 30, 2022; and

WHEREAS, the Parties desire to amend the Transition Agreement, the Consulting Agreement and the ENNNI Agreement (as assumed by the Company and amended by the Transition Agreement), and to provide for the issuance of the shares of Common Stock in a private placement under Section 4(a)(2) of the Securities Act.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Incorporation and Defined Terms. The recital paragraphs set forth above are hereby incorporated herein as if fully set forth herein. Capitalized terms used but not defined herein shall have the definitions assigned to such terms in the Transition Agreement.

2.Private Placement of Shares of Common Stock. The Parties hereby agree that effective as of the date hereof, the Transition Agreement and the Consulting Agreement are hereby amended as set forth in this Waiver and Amendment to terminate all Remaining Cash Payments in consideration and exchange for the Waiver and the issuance, subject to (i) continued compliance with the terms and conditions set forth in the Employment Agreement, (ii) the truth and accuracy of the representations and warranties of Buffington to the Company set forth in this Waiver and Amendment, which are expressly relied upon by the Company in issuing the shares of Common Stock to Buffington hereunder, and (iii) Buffington’s performance of his obligations pursuant to the Transition Agreement, as amended by this Waiver and Amendment, including, without limitation, under Section 12 of the Transition Agreement, of an aggregate of up to 275,000 shares of Common Stock in a private placement under Section 4(a)(2) of the Securities Act of 1933, with (1) 137,500 shares of Common Stock to be issued within two business days following the effective date of this Waiver and Amendment, and (2) subject to Buffington’s performance of his obligations pursuant to the Transition Agreement, the Consulting Agreement, the ENNNI Agreement, each as hereby amended or waived, and this Waiver and Amendment, the remaining 137,500 shares of Common Stock to be issued on June 30, 2022.

3.Waiver. In consideration for the termination of all Remaining Cash Payments in exchange for the issuance of the shares of Common Stock under the terms of this Waiver and Amendment, the Company hereby grants the Waiver of the restrictive covenant of non- competition set forth in Section 8 of the ENNNI Agreement, as such covenant was amended by Section 7 of the Transition Agreement.

4.Amendments. The Parties hereby agree that in order to effect the foregoing agreements, effective immediately:

(a)The second paragraph of the Transition Agreement beginning “In order to effectuate a smooth transition” is deleted in its entirety and replaced with the following paragraph:

In consideration for your request to waive the restrictive covenant of non-competition set forth in Section 8 of the ENNNI Agreement, as such covenant was amended by Section 7 of this Agreement (the “Waiver”), and incorporated into the Consulting Agreement (as hereinafter) and the mutual agreement to terminate all remaining unpaid Salary Continuation Payments (as hereinafter) under this Agreement and all remaining unpaid payments for Consulting Services (as hereinafter) under the Consulting Agreement, in exchange for the issuance of an aggregate of up to 275,000 shares of HYMC common stock, par value
$0.0001 per share (the “Common Stock”) in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the ‘Securities Act”), with (i) 137,500 shares of Common Stock to be issued within wo business days following the date of a Waiver and Amendment to Transition and Succession Agreement and Consulting Agreement, dated October 6, 2021 (the “Waiver and Amendment”), and (ii) subject to your performance of your obligations pursuant to the terms hereof, as amended, the remaining 137,500 shares of Common Stock to be issued on June 30, 2022, for good and valuable consideration, the sufficiency of which is hereby agreed to and acknowledged, you, and the Company hereby agree as follows:

(b)Section 4(a) – Salary Continuation Payments of the Transition Agreement is hereby deleted in its entirety and replaced with the following:

Termination of Remaining Salary Continuation Payments. Effective as of the date of the Waiver and Amendment, all unpaid Salary Continuation Payments are hereby terminated and no further Salary Continuation Payments shall be paid or payable by the Company.

(c)The second sentence of Section 4(c)(i) – Consulting Arrangements of the Transition Agreement is hereby deleted and replaced with the following:

Termination of Remaining Consulting Services Payments. Effective as of the date of the Waiver and Amendment, all unpaid Consulting Services payments are hereby terminated and no further Consulting Services payments shall be paid or payable by the Company.

(d)Section 4(d) – Termination of Salary Continuation Payments of the Transition Agreement is hereby deleted and replaced with “[Intentionally deleted]”.

(e)Section 5 – Employee Benefits of the Transition Agreement is hereby amended to provide that upon the expiration of COBRA continuation coverage 18 months following the Termination Date, HYMC shall pay to Buffington the following monthly amounts to equal to the premiums paid by HYMC with respect to the benefits referenced in Sections 5(a) and 5(b) of Transition Agreement for an additional six month period (e.g., through June 30, 2022), subject to Buffington’s performance of his obligations pursuant to the terms thereof, as amended:

Associated Benefit	Total Premium Amount per Month Payable
Medical	$1,659.81
Dental	$103.81
Vision	$1.43
Life	$309.46
Total	$2,074.51
As a result of the termination of Salary Continuation Payments hereunder, HYMC shall issue a Form 1099 to Buffington with respect to the income associated with such payments and Buffington shall be responsible for all taxes related to such payments.

(f)Section 7(b)(iii) of the Transition Agreement is hereby amended to delete “Non-Competition” in the third line and the proviso beginning on the sixth line of Section 7(b)(iii) is hereby deleted and replaced with the following:

provided, however, that notwithstanding the termination of Salary Continuation Payments, the ENNNI Agreement shall continue to apply following the date hereof for the periods set forth therein, including, without limitations, the sections of the ENNNI Agreement entitled “Confidential, Proprietary and Trade Secret Information”, “No Solicitation of Employees” and “No Solicitation or Acceptance of Business from Customers or Business Partners”, and the applicable provisions thereunder, but expressly excluding Section 8 – “Non-Competition.”.

(g)Section 7(c) of the Transition Agreement is hereby amended to delete “Section 8 - Non-Competition” in the penultimate line of Section 7(c).

(h)Section 7(d) of the Transition Agreement is hereby amended to delete “payments” in the last line of Section 7(d) and replace such term with “issuance of shares of Common Stock under this Agreement, as amended; and”.

(i)Section 15 of the Transition Agreement is hereby deleted in its entirety and replaced with the following:

Continuation of Restrictive Covenants. You hereby expressly acknowledge that the restrictive covenants of nonsolicitation of employees and customers and confidentiality set forth in the ENNNI Agreement by which you are bound until such covenants and obligations expire pursuant to their terms. In the event you materially breach any of such covenants, the Company’s obligations to issue the remaining shares of Common Stock under the Waiver and Amendment shall be of no further force and effect and shall immediately cease and, notwithstanding any other provision to the contrary in this Agreement, you shall immediately forfeit any right to any unvested equity awards under the Special Discretionary Equity Bonus evidenced by the Special Discretionary Equity Award Agreement, which unvested awards will be immediately cancelled and forfeited.

(j)Section 20 of the Transition Agreement is hereby amended to insert “as amended,” in the first line after “This Agreement,” and before “collectively”.

(k)Section 24 of the Transition Agreement is hereby updated and amended to replace Stephen M. Jones and his contact information and insert: “Stanton Rideout, Executive Vice President and CFO, Telephone Number: (480) 223-3688 at Email: stan.rideout@hycroftmining.com”.

(l)The following recitation is inserted as the final recitation on the first page of the Consulting Agreement:

WHEREAS, in consideration of Consultant’s desire to obtain a waiver of the restrictive covenant of non-competition set forth in Section 8 of the ENNNI Agreement, as such covenant was amended by Section 7 of the Transition and Succession Agreement (the “Waiver”) and incorporated into the this Agreement and the mutual agreement to terminate all remaining unpaid Salary Continuation Payments under the Transition and Succession Agreement (as defined therein) and all remaining unpaid payments for Consulting Services under the this Agreement, in exchange for the issuance of an aggregate of up to 275,000 shares of HYMC common stock, par value $0.0001 per share (the “Common Stock”) in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the ‘Securities Act”), with (i) 137,500 shares of Common Stock issued within two business days following the date of the Waiver and Amendment to Transition and Succession Agreement and Consulting Agreement, dated October 6, 2021 (the “Waiver and Amendment”), and (ii) subject to Consultant’s performance of his obligations pursuant to the terms hereof, as amended, the remaining 137,500 shares of Common Stock to be issued on June 30, 2022.

(m)Section 4 – Compensation of the Consulting Agreement is hereby deleted in its entirety and replaced with the following:

Termination of Remaining Consulting Services Payments. Effective as of the date of the Waiver and Amendment, all unpaid Consulting Services payments are hereby terminated and no further Consulting Services payments shall be paid or payable by the Company.

(n)Section 5 – Payment Procedures of the Consulting Agreement is hereby deleted in its entirety and replaced with “[Intentionally Deleted]”.

(o)Section 6(b) – Termination of the Consulting Agreement is hereby amended to insert the following at the end of such provision: “and Consultant shall immediately forfeit any right to the issuance of additional shares of Common Stock on June 30, 2022.”

(p)Section 6(c)(iii) – Termination – Definition of Cause of the Consulting Agreement is hereby amended to delete “and ‘Non-Competition’” in the eleventh line of such provision.

(q)Section 7 – Continued Restrictive Covenants of the Consulting Agreement is hereby amended to (i) delete “and ‘Non-Competition’” in the fourth and fifth lines of such provision and (ii) delete and replace the penultimate sentence in such provision with the following sentence: “In the event Consultant breaches any of such covenants, HYMC’s obligations to issue additional shares of Common Stock on June 30, 2022 pursuant to the Waiver and Amendment, shall be of no further force and effect and shall immediately cease.”

(r)Section 12 – Entire Agreement of the Consulting Agreement is hereby amended to insert “as amended,” in the first line after “This Agreement,” and before “together”.

(s)Section 16 – Notices of the Consulting Agreement is hereby updated and amended to replace Stephen M. Jones and his contact information and insert: “Stanton Rideout, Executive Vice President and CFO, Telephone Number: (480) 223-3688 at Email: stan.rideout@hycroftmining.com”.

(t)Section 8 – Non-Competition of the ENNNI Agreement is hereby deleted in its entirety and replaced with “[Intentionally Deleted]”.

5.Representations and Warranties of Buffington. Buffington hereby represents and warrants to the Company as set forth below as of the date hereof, the truth and accuracy of such representations and warranties are expressly relied upon by the Company in entering into this Waiver and Amendment and issuing the shares of Common Stock hereunder:

(a)Authority. Buffington has the authority to enter into, deliver and perform his obligations under this Waiver and Amendment. The signature on this Waiver and Amendment is genuine, and Buffington has the legal competence and capacity to execute the same. This Waiver and Amendment has been duly executed and delivered by Buffington and constitutes the legal, valid and binding obligation of Buffington, enforceable against Buffington in accordance with its terms, except to the extent that the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and (ii) the fact that the courts may deny the granting or enforcement of equitable remedies.

(b)No Conflict. Buffington is and has been in compliance with all terms, conditions and obligations under the Transition Agreement, Consulting Agreement and ENNNI Agreement and the execution, delivery and performance by Buffington of this Waiver and Amendment and the consummation of the transactions and obligations contemplated herein (including the issuance and sale of the shares of Common Stock) will not result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Buffington that would reasonably be expected to materially affect the legal authority of Buffington to consummate the transactions and perform his obligations contemplated under this Waiver and Amendment.

(c)Common Stock Not Registered. Buffington has been advised by the Company and understands that (a) the shares of Common Stock are being privately placed by the Company pursuant to an exemption from registration provided under Section 4(a)(2) of the Securities Act and neither the offer nor sale of any shares of Common Stock pursuant to this Agreement has been registered under the Securities Act or any state “blue sky” laws; (b) the shares of Common Stock being acquired by Buffington pursuant to this Agreement are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired by Buffington from the Company in a transaction not involving a public offering and Buffington understands and agrees that the shares of Common Stock will be subject to transfer restrictions and, as a result of these transfer restrictions, Buffington may not be able to readily resell the shares of Common Stock and may be required to bear the financial risk of an investment in the shares of Common Stock for an indefinite period of time unless the offer and sale of shares of Common Stock are subsequently registered under the Securities Act and all applicable state securities or “blue sky” laws or an exemption from such registration is available;
(c)the shares of Common Stock being acquired by Buffington pursuant to this Waiver and Amendment have not been and will not be registered under the Securities Act or any state “blue sky” laws, and, except as set forth in this Waiver and Amendment, the Company is under no obligation to assist Buffington in complying with any exemption from such registration; (d) a restrictive legend in the form set forth in this Waiver and Amendment shall be placed on the certificates representing the shares of Common Stock issued hereunder; and (f) a notation shall be made in the appropriate records of the Company indicating that shares of Common Stock are subject to restrictions on transfer.

(d)Acquisition for Own Account. Buffington is acquiring shares of Common Stock pursuant to this Waiver and Amendment for his own account for investment purposes and not with a view toward, or for resale or transfer in connection with, the sale or distribution thereof within the meaning of the Securities Act that would be in violation of the Securities Act or any securities or “blue sky” laws of any state of the United States or other applicable Law, and has no contract, agreement, undertaking or arrangement, and no intention to enter into any contract, agreement, undertaking or arrangement, to pledge such shares of Common Stock or any part thereof.

(e)Accredited Investor. Buffington is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth thereunder. Buffington acknowledges that he is aware that there are substantial risks incident to the purchase and ownership of the shares of Common Stock. Buffington has such knowledge, skill and experience in business, financial and investment matters so that Buffington is capable of evaluating the merits, risks and consequences of an investment in the shares of Common Stock and is able to bear the economic risk of loss of such investment, including the complete loss of such investment. Buffington has sought such accounting, legal and tax advice as Buffington has considered necessary to make an informed investment decision.

(f)No Advertising or General Solicitation. Buffington is not purchasing shares of Common Stock as a result of any advertisement, article, notice or other communication regarding the shares of Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to Buffington’s knowledge, any other general solicitation or general advertisement. Neither the Company and its Affiliates nor any person acting on their behalf has engaged, or will engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the shares of Common Stock.

(g)No ERISA Plans. Buffington represents and warrants that his acquisition and holding of the shares of Common Stock will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(h)Acquisition of Securities. Buffington understands and agrees that he is purchasing the shares of Common Stock directly from the Company. Buffington further acknowledges that there have been no representations, warranties, covenants and agreements made to Buffington by the Company or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Waiver and Amendment. Buffington understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the shares of Common Stock or made any findings or determination as to the fairness of this investment.

(i)Access to Data. Buffington has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Company’s business, management and financial affairs, which questions were answered to his satisfaction and that the Company’s public filings are available under the Company’s profile on the SEC’s EDGAR portal at www.sec.gov/edgar.shtml.

(j)No “Bad Actor” Disqualification Events. Buffington is not subject to any “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(k)Brokers or Finders. Buffington has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Waiver and Amendment for which the Company and its Subsidiaries may be liable.

(l)Proceedings. There is no pending, outstanding or, to the knowledge of Buffington, threatened Proceedings against Buffington that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Waiver and Amendment, which, if adversely determined, would reasonably be expected to prohibit, materially delay or materially and adversely impact Buffington’s performance or consummation of his obligations under this Waiver and Amendment.

6.Company’s Representations, Warranties and Agreements. The Company hereby represents and warrants to Buffington and agrees with Buffington as follows:

(a)Authority. The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (“DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)Due Authorization. The shares of Common Stock have been duly authorized and the shares of Common Stock will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the DGCL. This Waiver and Amendment has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)Valid Issuance. The shares of Common Stock issuable hereunder in consideration for the termination of payments set forth in Section 2 of this Waiver and Amendment will be validly issued, fully paid and non-assessable shares of Common Stock.

(d)No Conflict. The execution, delivery and performance of this Waiver and Amendment (including compliance by the Company with all of the provisions hereof), issuance and sale of the shares of Common Stock and the performance of the other obligations contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the shares of Common Stock or the legal authority of the Company to comply in all material respects with the terms of this Waiver and Amendment; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the shares of Common Stock or the legal authority of the Company to comply in all material respects with this Waiver and Amendment.

7.Section 409A Compliance. With respect to any benefits provided under this Waiver and Amendment or under the Transition Agreement and/or the Consulting Agreement that are subject to Section 409A, it is intended that the terms of this Agreement comply with the terms and conditions of Section 409A and the regulations and guidance promulgated thereunder and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If any amount payable under this Agreement is to be paid in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

8.Miscellaneous.

(a)Full Force and Effect. Except as expressly set forth herein, this Waiver and Amendment does not constitute a waiver or modification of any provision of the Transition Agreement, Consulting Agreement or ENNNI Agreement. Except as expressly amended hereby, the Transition Agreement, Consulting Agreement and ENNNI Agreement shall remain in full force and effect. Any references in any of the Transition Agreement, Consulting Agreement or ENNNI Agreement to “this Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import shall, unless the context requires otherwise, mean or refer to the Transition Agreement, Consulting Agreement or ENNNI Agreement (as the case may be), as amended by this Waiver and Amendment.

(b)Counterparts; Facsimile Signatures. This Waiver and Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic signature, .pdf, DocuSign or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c)Governing Law. This Waiver shall be governed by, and construed in accordance with, the laws of the State of Colorado, regardless of the laws that may otherwise govern under applicable principles of conflicts of law. Any action or proceeding against the parties relating in any way to this Waiver and Amendment (a “Dispute”) must be brought and enforced in the courts of the State of Colorado, and the parties irrevocably (i) submit to the jurisdiction of such courts in respect of any such action or proceeding and (ii) waive any right to trial by jury or any Dispute.

IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment to be executed as of the date first written above.

COMPANY:

HYCROFT MINING HOLDING CORPORATION

By: /s/ Stanton Rideout
Name: Stanton Rideout
Title:    Executive Vice President and Chief Financial Officer

Autar Gold Corporation

By: /s/ Stanton Rideout

    Stanton Rideout
Executive Vice President, Chief Financial Officer and Secretary

I acknowledge that I have read and understand and agree to all the terms of this Waiver and Amendment and further acknowledge that I have had the opportunity to review it with an attorney.

Dated:	October 5, 2021	By:	/s/ Randy Buffington
Randy Buffington